UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2018

Kinetic Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-216047	47-4685650
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12001 Research Parkway, Suite 236 Orlando, FL 32826
(Address of principal executive offices)

(407) 604-1454
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2018, the Board of Directors of Kinetic Group Inc. (the “Company”) appointed Mr. Timothy Barker to serve as the Company’s President.

Mr. Barker, is an honorably discharged veteran of the United States Marine Corps.  Upon his discharge from the Marine Corps, Mr. Barker attended Ashford University for studies in business management and Valencia Community College for paralegal studies. Since 2006, Mr. Barker has worked as an independent management consultant, providing consultation services to privately owned and publicly traded companies in the areas of process analysis, strategy development, operational improvement, corporate compliance and governance, investor relations and public relations.

In connection with his appointment as President, the Company entered into a consulting agreement with Mr. Barker.  The consulting agreement provides that Mr. Barker will receive compensation in the amount of $48,000 per year, payable monthly. The term of the agreement is for one year.

There are no arrangements or understandings between Mr. Barker and any other person pursuant to which Mr. Barker was appointed as a President of the Company.  In addition, there is no family relationship between Mr. Barker and any director or executive officer of the Company.

On March 12, 2018, Mr.Yaroslav Startsev, President, Chief Executive Officer and member of the Board of Directors of the Company resigned from his position as President of the Company. He will continue serving as the Company’s Chief Executive Officer and a member of the Board of Directors concentrating his efforts on the company’s daily operations, and marketing and technology sides of the Company’s business. Mr. Startsev will continue to be compensated pursuant to the terms of his existing consulting agreement with the Company, which is consistent with the Company’s consulting agreements with other similarly situated executives.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Consulting Agreement, effective March 12, 2018 by and between Kinetic Group Inc. and Timothy Barker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinetic Group Inc.

Date: March 12, 2018	By:	/s/ Yaroslav Startsev
Yaroslav Startsev
Chief Executive Officer